Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 1, 2010 with respect to the audited consolidated financial statements of Augme Technologies, Inc. as of February 28, 2010 and 2009 and for the years ended February 28, 2010, February 28, 2009 and February 29, 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

March 16, 2011